UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2024

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 900-6715

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series H	CFG PrH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	(c) Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2024, Citizens Financial Group, Inc. (the “Company” or “Citizens”) appointed Christopher Schnirel as Controller and Chief Accounting Officer, effective October 21, 2024. On September 16, 2024, the Company issued a press release announcing Mr. Schnirel’s appointment.

Mr. Schnirel, age 53, most recently was the Senior Vice President and Assistant Controller at Huntington Bancshares Inc., where he led SEC reporting, regulatory reporting, accounting policy, treasury controllership, capital markets controllership as well as various other controllership functions over a 12-year period. Prior to joining Huntington, Mr. Schnirel held senior accounting positions with HSBC North America. He began his career at PricewaterhouseCoopers LLP.

Mr. Schnirel entered into an employment agreement with the Company on September 11, 2024. His employment agreement provides for total annual compensation of $1.1 million and also provides for a buy-out award in consideration for awards from his previous employer that will be forfeited as a result of his resignation, which will be granted in the form of restricted stock units. Mr. Schnirel will also be eligible to receive relocation benefits under the Company’s executive relocation policy.

Mr. Schnirel is subject to restrictive covenants prohibiting solicitation of employees, and solicitation and interference with customers and prospective clients, in each case, for twelve months following the termination of his employment with the Company for any reason, and a confidentiality covenant of perpetual duration. The Company can terminate his employment at any time and for any reason and Mr. Schnirel can resign upon providing 90 days written notice. There are no transactions involving the Company and Mr. Schnirel that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Schnirel’s appointment is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Citizens Financial Group, Inc., dated September 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ John F. Woods
John F. Woods
Vice Chair and Chief Financial Officer

Date: September 16, 2024